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Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-46836 and No. 333-64799 of Warwick Valley Telephone Company on Forms S-8 of our report dated February 23, 2004 (relating to the financial statements of Orange County - Poughkeepsie Limited Partnership as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003), appearing in this Annual Report on Form 10-K/A of Warwick Valley Telephone Company for the year ended December 31, 2003.



/s/ Deloitte & Touche LLP
New York, New York
November 9, 2004



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